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                                                                    Exhibit 12.1


                         SIRIUS SATELLITE RADIO INC.
       STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                                                                THREE MONTHS
                                     YEARS ENDED DECEMBER 31,                                  ENDED MARCH 31,
                                  --------------------------------------------                ----------------
                                  1996      1997       1998         1999        2000          2000        2001
                                  ----      ----       ----         ----        ----          ----        ----
Earnings:
Pretax loss from continuing
operations                      $(2,831)  $(4,737)   $(46,101)    $(62,822)  $(134,744)     $(24,811)   $(54,089)

Add:
Interest and other financial
charges expended                     13     1,946      14,272       16,805      33,595         5,866      18,380

Interest factor attributable
to rentals                           66        92         647        1,539       1,806           373         639
                              --------- ---------   ---------     --------    --------      --------    --------
Earnings, as adjusted, from     $(2,752)  $(2,699)   $(31,182)    $(44,478)   $(99,343)     $(18,572)   $(35,070)
continuing operations         --------- ---------   ---------     --------    --------      --------    --------

Fixed charges:
Interest and other financial
charges expended                    $13    $1,946     $14,272      $16,805     $33,595        $5,866     $18,380

Interest capitalized                  -        23      16,243       56,567      63,728        17,518       4,362

Interest factor attributable
to rentals                           66        92         647        1,539       1,806           373         639
                              --------- ---------   ---------     --------    --------      --------    --------
Total fixed charges                 $79    $2,061     $31,162      $74,911     $99,129       $23,757     $23,381
                              --------- ---------   ---------     --------    --------      --------    --------
                              --------- ---------   ---------     --------    --------      --------    --------

Ratio of earnings to fixed
charges (1)                           -         -           -            -           -             -           -

Deficiency of earnings to
fixed charges                    $2,831    $4,760     $62,344     $119,389    $198,472       $42,329     $58,451

Fixed charges from above             79     2,061      31,162       74,911      99,129        23,757      23,381

Preferred stock dividends             -    54,313      37,557       34,159      48,971        18,950      10,334
                              --------- ---------   ---------     --------    --------      --------    --------
Combined fixed charges and
preferred stock dividends           $79   $56,374     $68,719     $109,070    $148,100       $42,707     $33,715
                              --------- ---------   ---------     --------    --------      --------    --------
                              --------- ---------   ---------     --------    --------      --------    --------

Ratio of earnings to combined
fixed charges and preferred
stock dividends (2)                   -         -           -            -           -             -           -

Deficiency of earnings to
combined fixed charges and
preferred stock dividends        $2,831   $59,073     $99,901     $153,548    $247,443       $61,279     $68,785
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(1)  The ratio of earnings to fixed charges was less than 1.00 for all periods presented and thus earnings available for fixed charges were inadequate to cover fixed charges for these periods.

(2) The ratio of earnings to combined fixed charges and preferred stock dividends was less than 1.00 for all periods presented and thus earnings available for combined fixed charges and preferred stock dividends were inadequate to cover combined fixed charges and preferred stock dividends for these periods.